UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NICOLA MINING INC.
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English (if applicable)
British Columbia (Province or other jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number (if applicable))	Not Applicable (I.R.S. Employer Identification Number (if applicable))
Suite 1212 – 1030 West Georgia Street
Vancouver, British Columbia V6E 2Y3, Canada
Telephone (778) 385-1213
(Address and telephone number of Registrant’s principal executive offices)
Cogency Global Inc.
112 East 42nd Street, 18th Floor
New York, New York 10168
Telephone (800) 221-0102
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)
Copy of Communications To:
Virgil Hlus
Cozen O’Connor LLP
Bentall 5, 550 Burrard Street, Suite 2501
Vancouver, British Columbia V6C 2B5, Canada
Tel.: 236-317-6894
Fax: 604-674-9245
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement
Province of British Columbia
(Principal jurisdiction regulating this offering (if applicable))
It is proposed that this filing shall become effective (check appropriate box):
A.   ☒
upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B    ☐
at some future date (check appropriate box below)

1.    ☐
pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.    ☐
pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.    ☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.    ☐
after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in provinces of British Columbia, Alberta and Ontario, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements is available.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.
Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from Nicola Mining Inc., at Suite 1212 – 1030 West Georgia Street, Vancouver, BC  V6E 2Y3, or by telephone at 778.385.1213 and are also available electronically at www.sedarplus.ca.
SHORT FORM BASE SHELF PROSPECTUS
New Issue January 29, 2026
NICOLA MINING INC.
US$25,000,000
COMMON SHARES
WARRANTS
SUBSCRIPTION RECEIPTS
UNITS
COMMON SHARES REPRESENTED BY DEPOSITARY SHARES
DEBT SECURITIES
This short form base shelf prospectus (this “Prospectus”) relates to the offering for sale by Nicola Mining Inc. (the “Company”, “Nicola”, “we”, “us “or “our”) from time to time, during the 25-month period that this Prospectus, including any amendments hereto, remains effective, of the following securities of the Company in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to US$25,000,000 (or the equivalent thereof in Canadian dollars or one or more foreign currencies or composite currencies): (i) common shares in the capital of the Company (each, a “Common Share” or “Share”); (ii) warrants (each, a “Warrant”) to purchase other Securities (as defined below) of the Company; (iii) subscription receipts (each, a “Subscription Receipt”); (iv) units (each, a “Unit”) comprising of one or more of the other Securities; (v) Common Shares represented by depositary shares, including American depositary shares (“Depositary Shares”); and (vi) debt securities (the “Debt Securities” and with the Common Shares, Warrants, Subscription Receipts, Units, and Common Shares represented by Depositary Shares, collectively referred to herein as the “Securities”). The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (each, a “Prospectus Supplement”).
All dollar amounts in this Prospectus are in Canadian dollars, unless otherwise indicated.
In addition, the securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the securities separately, a combination of securities or any combination of, among other things, securities, cash and the assumption of liabilities.

The Common Shares are listed and traded on the TSX Venture Exchange (the “TSXV”) under the symbol “NIM”, on the Frankfurt Securities Exchange under the symbol “HLI” and on the OTCQB operated by the OTC Markets Group Inc. under the ticker “HUSIF”. Trading price and volume information for the Securities will be provided as required in each Prospectus Supplement. On January 28, 2026, being the last complete trading day prior to the date hereof, the closing price of the Common Shares on the TSXV was $1.24.
Unless otherwise specified in an applicable Prospectus Supplement, the Debt Securities, the Subscription Receipts, the Units (other than the Common Shares underlying the Units) and the Warrants will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities and the extent of issuer regulation. See “Risk Factors” for a more complete discussion of these risks.
Nicola is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Nicola prepares its financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), which differ from accounting principles generally accepted in the United States of America.
Prospective investors should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. This Prospectus does not discuss U.S. or Canadian tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that most of its officers and directors are not residents of the United States, that some or all of the underwriters or experts named in this Prospectus or any applicable Prospectus Supplement may not be residents of the United States and that all or a substantial portion of the assets of the Company and said persons are located outside of the United States. See “Enforceability of Civil Liabilities Under U.S. Securities Laws”.
The Company is not making and will not make an offer of these Securities in any jurisdiction where the offer or sale is not permitted. This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdiction.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
DEPOSITARY SHARES WILL NOT BE OFFERED OR SOLD IN CANADA.
No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.
The Company is not making and will not make an offer of these Securities in any jurisdiction where the offer or sale is not permitted. This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdiction.
All applicable information permitted under securities legislation to be omitted from this Prospectus that has been so omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the securities to which the Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any securities issued pursuant to this Prospectus. The Securities may be sold pursuant to this Prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. The Securities may be sold pursuant to this Prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us. This Prospectus may qualify an “at-the-market distribution” as defined in National Instrument 44-102 — Shelf Distributions. A Prospectus Supplement will set out the names of any underwriters, dealers or agents involved in the sale of Securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such Securities, including the net proceeds we expect to receive from the sale of such securities, if any, the amounts and prices at which such Securities are sold and the compensation of such underwriters, dealers or agents. See “Plan of Distribution” for more information.
Investment in the Securities being offered is highly speculative and involves significant risks that prospective investors should consider before purchasing such Securities. Prospective investors should carefully review the risks outlined in this Prospectus (including any Prospectus Supplement) and in the documents incorporated by reference as well as the information under the heading “Cautionary Note Regarding Forward-Looking and Other Statements” and consider such risks and information in connection with an investment in the Securities. See “Risk Factors” for a more complete discussion of these risks.
The specific terms of any Securities offered will be described in a Prospectus Supplement, including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution) and any other specific terms; (ii) in the case of Warrants, the number of Warrants being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise and any other specific terms; (iii) in the case of Units, the number of Units offered, the offering price, the designation, number and terms of the other Securities comprising the Units, and any other specific terms; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, and any other specific terms; and (v) in the case of Common Shares represented by Depositary Shares, the number of Depositary Shares being offered, the number of Common Shares underlying each Depositary Share, the offering price and currency of the Depositary Shares, the name of the depositary, and the terms and details of the deposit agreement under which the Depositary Shares would be issued; and (vi) in the case of Debt Securities, the designation of the Debt Securities, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, whether payment on the Debt Securities will be senior or subordinated to the Company’s other liabilities and obligations, the nature and priority of any security for the Debt Securities, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions, any arrangements with the trustee for the Debt Securities and any other specific terms. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Investors should rely only on the information contained in or incorporated by reference into this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide investors with different information. Information contained on the Company’s website shall not be deemed to be a part of this Prospectus (including any applicable Prospectus Supplement) or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities. Investors should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the face page of this Prospectus, the date of any applicable Prospectus Supplement or the date of any documents incorporated by reference herein.
The Company’s head office is located at Suite 1212 – 1030 West Georgia Street, Vancouver, BC  V6E 2Y3, and its registered office is located at Suite 2501, 550 Burrard Street, Vancouver, British Columbia, V6C 2B5.

i

ABOUT THIS PROSPECTUS
You should rely only on the information contained in or incorporated by reference into this Prospectus. Nicola has not authorized anyone to provide you with different information. Nicola is not making an offer of these Securities in any jurisdiction where the offer is not permitted. You should bear in mind that although the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date on the front of such documents, such information may also be amended, supplemented or updated by the subsequent filing of additional documents deemed by law to be or otherwise incorporated by reference into this Prospectus and by any subsequently filed prospectus amendments.
This Prospectus provides a general description of the Securities that the Company may offer. Each time the Company sells Securities under this Prospectus, it will provide you with a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described below under “Documents Incorporated by Reference” and “Available Information”.
Unless stated otherwise or the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to Canadian dollars. References to “$”, “C$” or “Cdn$” are to Canadian dollars and references to “US$” are to U.S. dollars. The Company’s financial statements that are incorporated by reference into this Prospectus and any Prospectus Supplement have been prepared in accordance with IFRS, as issued by the International Accounting Standards Board (“IASB”).
Unless the context otherwise requires, references in this Prospectus and any Prospectus Supplement to “Nicola”, the “Company”, “we”, “us” or “our” includes Nicola Mining Inc. and each of its material subsidiaries.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and other information contained or incorporated by reference in this Prospectus constitute forward-looking information under Canadian securities legislation (collectively, “forward-looking statements”) including, without limitation, statements containing the words “believe,” “may,” “plan,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative or grammatical variations of these terms or other comparable terminology, although not all forward-looking statements contain these words and similar expressions. Forward-looking statements are necessarily based on estimates and assumptions made by the Company in light of the Company’s experience and perception of historical trends, current conditions and expected future developments, as well as the factors we believe are appropriate. Such forward-looking statements include, but are not limited to:
•
analyses and other information based on expectations of future performance and planned work programs;

•
possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action;

•
the capacity and operation of the Company’s mill, including the amount and quality of the mill feed provided by the Company’s customers;

•
timing, costs and potential success of future activities on the Company’s properties, including but not limited to exploration and development costs;

•
potential results of exploration, development and environmental protection and remediation activities;

•
future outlook and goals;

•
permitting timelines and requirements, regulatory and legal changes, requirements for additional capital, requirements for additional water rights and the potential effect of proposed notices of environmental conditions relating to mineral claims; and

•
planned expenditures and budgets and the execution thereof.

Statements concerning mineral resource and mineral reserve estimates may also be deemed to constitute forward-looking information to the extent that such statements involve estimates of the mineralization that may be encountered if a property is developed.
By their very nature, forward-looking information involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information including, but not limited to the following risks and uncertainties:
•
global financial markets can have a profound impact on the global economy in general and on the mining industry in particular;

•
metals prices have fluctuated widely in the past and are expected to continue to do so in the future, which may adversely affect the amount of revenues derived from the Company’s milling operations and the future production of any minerals from its properties;

•
volatility in the worldwide economy may affect the price of the Common Shares;

•
resource exploration and development is a high risk and speculative business;

•
mineral exploration and development activities are subject to geologic uncertainty and inherent variability;

•
the Company’s future exploration efforts may be unsuccessful;

•
risks related to First Nation rights and title;

•
the quantification of mineral resources and mineral reserves is based on estimates and is subject to great uncertainty;

•
estimating mineral resources in deposits is risky and no assurances can be given that historical mineral resource estimates reported by prior owners will be replicated;

•
the Company’s mineral resource and mineral reserve estimates may not be indicative of the actual ore that can be mined at a profit or at all;

•
risks relating to the Technical Report (as defined below) being based in part on historical data compiled by previous parties involved with the New Craigmont Project (as defined below), including the historical mineral resource estimate;

•
mineral exploration and development is subject to numerous industry operating hazards and risks, many of which are beyond the Company’s control and any one of which may have an adverse effect on its financial condition and operations;

•
mineral exploration and development in Canada is subject to numerous regulatory requirements on land use;

•
the success of the Company is dependent to a significant degree on the successful exploration and development of the Company’s mineral projects;

•
substantial capital expenditures will be required to develop the New Craigmont Project if a commercial deposit is defined;

•
the Company’s milling operations are subject to a variety of operational, technical, environmental and regulatory risks that could materially affect production levels, costs and profitability;

•
the success of the Company is dependent on management experience and key personnel and employees;

•
the Company may be adversely affected by fluctuations in currency exchange rates;

•
current high rates of inflation make the estimation of capital and operating costs challenging and will affect the potential economics of the New Craigmont Project, and no assurance can be given that an economic project will be defined in future studies;

•
the Company is subject to numerous government regulations which could cause delays in carrying out its operations, and increase costs related to its business;

•
the Company’s current and future permits to conduct activities at the New Craigmont Project could be challenged during regulatory processes or in the courts by third parties and such challenges may delay or prevent the Company from meeting its objectives;

•
the Company is subject to environmental risks and other risks associated with changing environmental legislation and regulations;

•
title to mining properties may be challenged or impugned;

•
the Company is subject to risks related to regulation of the industry in which it operates;

•
milling and mining operations are risky and hazardous and the Company’s insurance may be inadequate or the Company may be unable to obtain insurance for certain risks;

•
the Company’s activities are subject to environmental liability;

•
the Company may become subject to costly legal proceedings;

•
in order to conduct field programs, the Company requires agreements in respect of surface rights and it may not be able to, or may have challenges extending the existing agreements for surface rights;

•
conflicts may arise with local communities that may restrict or limit access to the Company’s properties and impede its ability to advance the New Craigmont Project;

•
there are risks related to climate change legislation that may affect the ability to develop and/or the viability of any project defined at the New Craigmont Project;

•
investors may lose their entire investment;

•
changes in tax regulations may have a negative effect on the Company’s results or the viability of any project defined at the New Craigmont Project;

•
the Company’s ability to explore and, if warranted, develop its mineral claims may be impacted by litigation or consent decrees entered into by previous owners of mineral rights that now comprise the New Craigmont Project, related to disturbance related to past mining and exploration activities;

•
the Company’s ability to continue to operate its mill and conduct milling operations;

•
the Company has experienced negative cash flow since incorporation and may continue experiencing negative cash flow for the foreseeable future;

•
the Company may not be able to obtain additional funding and continue as a going concern or the terms of such capital may not be attractive to the Company;

•
future acquisitions may require significant expenditures or dilutions and may result in inadequate returns;

•
dilution from equity financing could negatively impact holders of the Common Shares;

•
the Company has no intention to pay dividends for the foreseeable future;

•
risk of a reduction in the price of the Common Shares due to global financial conditions;

•
equity securities are subject to volatility risks;

•
risks related to the Company’s ability to maintain its listing on the TSX Venture Exchange;

•
the failure of any financial institutions at which the Company maintains cash and cash equivalents may result in delays or a complete inability to access uninsured funds;

•
internal controls cannot provide absolute assurance with respect to the reliability of financial reporting and financial statement preparation;

•
difficulty enforcing judgments and effecting service of process on directors residing outside Canada;

•
the Company may be held responsible for violations of anti-corruption and anti-bribery legislation by its employees, contractors or consultants;

•
the New Craigmont Project does not have a history of commercial mining operations, revenues, earnings or dividends.

•
the mining industry is intensely competitive;

•
the Company faces substantial competition within the mining industry from other mineral companies with much greater financial and technical resources and the Company may not be able to effectively compete;

•
the Company expects to continue to incur losses and may never achieve profitability, which in turn may harm the future operating performance and may cause the market price of the Common Shares to decline;

•
the Company depends on key personnel for critical management decisions and industry contacts but does not maintain key person insurance;

•
certain the Company directors also serve as officers and/or directors of other mineral resource companies, which may give rise to conflicts;

•
conflicts of interest may arise due to an officer and director of the Company holding a significant percentage of the Common Shares;

•
the directors and officers may have conflicts of interests with the Company;

•
potential for a new public health crisis and other public health risks;

•
dependence on information technology systems;

•
a cyber-security incident could adversely affect the Company’s ability to operate its business; and

•
the other risk factors set out in the Company’s annual information form dated September 22, 2025, a copy of which has been filed on SEDAR at www.sedar.com.

Forward-looking statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and certain assumptions that management believes are reasonable at the time they are made. In making the forward-looking statements in this Prospectus and the documents incorporated by reference, the Company has applied several material assumptions, including, but not limited to: that any additional financing needed will be available on reasonable terms; the exchange rates for the U.S. and Canadian currencies will be consistent with the Company’s expectations; that the current exploration, development, environmental and other objectives concerning the Company’s New Craigmont Project (the “Project” or “New Craigmont Project”) can be achieved; that the Company’s other corporate activities will proceed as expected; that the Company’s milling operations will continue as projected; that the Company will continue to have other mining Companies providing mill feed; that the current price and demand for copper, gold and other metals will be sustained or will improve; that general business and economic conditions will not change in a materially adverse manner and that all necessary governmental approvals for the planned exploration, development and environmental protection activities on the Project will be obtained in a timely manner and on acceptable terms.
Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this Prospectus under the heading “Risk Factors” and in the AIF (as defined herein) and the Company’s Annual MD&A (as defined herein), each under the heading “Risks and Uncertainties”. In addition, although the Company has attempted to identify important factors that could cause actual achievements, events or conditions to differ materially from those identified in the forward-looking statements, there may be other factors that cause achievements, events or conditions not to be as anticipated, estimated or intended. Many of the foregoing factors are beyond the Company’s ability to control or predict.
Any forward-looking statements contained herein are based on the beliefs, expectations and opinions of management on the date the statements are made, and such beliefs, expectations and opinions are subject to change after such date. The Company does not assume any obligation to update forward-looking statements, except as required by applicable securities laws, if circumstances or management’s beliefs, expectations or opinions should change. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING TECHNICAL DISCLOSURE
Disclosure about our exploration properties in this Prospectus uses certain terms, including the term “Mineral Resources”, which are Canadian geological and mining terms as defined in accordance with National Instrument 43-101- Standards of Disclosure for Mineral Projects (“NI 43-101”) of the Canadian Securities Administrators, set out in the Canadian Institute of Mining (CIM) Standards.
This Prospectus has been prepared in accordance with the requirements of the securities laws in effect in Canada as of the date of this Prospectus, which differ in certain material respects from the disclosure requirements of United States securities laws. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. The definitions of these terms differ from the definitions of such terms for purposes of the disclosure requirements under United States securities laws.
Accordingly, information contained and incorporated by reference into this Prospectus that describes the Company’s mineral deposits or mineral resources may not be comparable to similar information made public by issuers subject to the reporting and disclosure requirements applicable to domestic United States issuers under United States securities laws.
ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS
The Company is a corporation incorporated under and governed by the Business Corporations Act (British Columbia). Most of its directors and officers reside outside of the United States, and a substantial portion of the Company’s assets and all or a substantial portion of the assets of these persons is located outside the United States. The Company has appointed an agent for service of process in the United States; however it may nevertheless be difficult for investors who reside in the United States to effect service of process in the United States upon the Company or any such persons, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any such persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.
The Company filed with the SEC, concurrently with the Registration Statement (as defined below), an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Cogency Global Inc., with an address at 122 East 42nd Street, 18th Floor, New York, New York 10168, USA, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of Securities under this Prospectus.
WHERE YOU CAN FIND MORE INFORMATION
The Company files certain reports with, and furnishes other information to, each of the SEC and certain securities regulatory authorities of Canada. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) prescribing the furnishing and content of proxy statements, and the Company’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. The Company’s reports and other information filed or furnished with or to the SEC are available from the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”) at www.sec.gov. The Company’s Canadian filings are available on SEDAR+ at www.sedarplus.ca.
The Company has filed with the SEC under the United States Securities Act of 1933, as amended the Registration Statement relating to the Securities being offered hereunder, of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the Registration Statement will be available on the SEC’s website at www.sec.gov.
DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in British Columbia, Alberta and Ontario (the “Commissions”). Copies of the documents incorporated herein by reference may be obtained on request without charge from the Company at Suite 1212 – 1030 West Georgia Street, Vancouver, BC  V6E 2Y3, or by telephone at 778.385.1213 and are also available electronically at www.sedarplus.ca. Documents filed with, or furnished to, the SEC are available through the EDGAR at www.sec.gov.
The following documents of the Company, which have been filed with the Commissions, are specifically incorporated by reference into, and form an integral part of, this Prospectus:
(a)
the management information circular of the Company dated June 10, 2025;

(b)
the annual information form of the Company dated September 22, 2025 for the year ended December 31, 2024 (the “AIF”);

(c)
the amended and restated audited consolidated financial statements of the Company for the years ended December 31, 2024 and 2023, together with the notes thereto and the independent auditor’s report thereon (the “Annual Financial Statements”);

(d)
the amended and restated management’s discussion and analysis of the results of operations and financial condition of the Company for the years ended December 31, 2024 and 2023 (the “Annual MD&A”);

(e)
the amended and restated interim consolidated financial statements for the three and nine months ended September 30, 2025 and 2024;

(f)
the amended and restated management’s discussion and analysis of the results of operations and financial condition of the Company for the nine months ended September 30, 2025 and 2024;

(g)
the material change report dated January 14, 2025 relating to the settlement of interest owning on certain outstanding secured convertible debentures of the Company;

(h)
the material change report dated March 13, 2025 relating to the receipt of a final permit to complete a bulk sample at its Dominion Creek Mineral Property and the closing of a non-brokered private placement for gross proceeds of $1,067,080;

(i)
the material change report dated July 23, 2025 relating to the closing of a non-brokered private placement for gross proceeds of $2,175,000 and the acceleration of the expiry date for certain outstanding warrants of the Company;

(j)
the material change report dated September 25, 2025 relating to the conversion of $3,900,000 convertible debentures and $312,000 in accrued interest into Common Shares; and

(k)
the material change report dated October 9, 2025 related to an engagement with Atrium Research Corporation.

Any annual information form, material change reports (excluding confidential material change reports), any interim and annual consolidated financial statements and related management discussion and analysis, information circulars (excluding those portions that, pursuant to National Instrument 44-101 of the Canadian Securities Administrators, are not required to be incorporated by reference herein), any business acquisition reports, any news releases or public communications containing financial information about the Company for a financial period more recent than the periods for which financial statements are incorporated herein by reference, and any other disclosure documents required to be filed pursuant to an undertaking to a provincial or territorial securities regulatory authority that are filed by the Company with various securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the termination of this offering under any Prospectus Supplement, shall be deemed to be incorporated by reference in this Prospectus. In addition, all documents filed on Form 6-K, Form 20-F or Form 40-F by the Company with the SEC on or after the date of this Prospectus shall be deemed to be incorporated by reference into the registration statement on Form F-10 (the “Registration Statement”) of which this Prospectus forms a part, if and to the extent, in the case of any Report on Form 6-K, expressly provided in such document.
Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.
A Prospectus Supplement containing the specific terms of an offering of Securities, updated disclosure of earnings coverage ratios, if applicable, and other information relating to the Securities, will be delivered to prospective purchasers of such Securities together with this Prospectus and the applicable Prospectus Supplement and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.
Upon a new annual information form and the related annual financial statements being filed by the Company with, and, where required, accepted by, the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all quarterly financial statements, material change reports and information circulars filed prior to the commencement of the Company’s financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of securities hereunder.
References to the Company’s website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and the Company disclaims any such incorporation by reference.
Any “template version” of “marketing materials” (as those terms are defined in National Instrument 41-101 — General Prospectus Requirements) pertaining to a distribution of Securities filed after the date of a Prospectus Supplement and before termination of the distribution of Securities offered pursuant to such Prospectus Supplement will be deemed to be incorporated by reference into the Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.
A Prospectus Supplement containing the specific terms of an offering of Securities and other information in relation to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement but only for the purposes of the offering of the Securities covered by that Prospectus Supplement.
SUMMARY DESCRIPTION OF BUSINESS
General
Nicola is a junior resource company engaged in two principal business segments:
1.
mineral exploration and development; and

2.
custom milling operations.

These segments are considered reportable under IFRS as they represent distinct revenue-generating activities with separate operational and financial characteristics.

Mineral Exploration and Development
The mineral exploration and development segment encompasses Nicola’s efforts to identify, acquire and advance mineral properties in British Columbia. The Company’s principal exploration assets include the New Craigmont Project, the Treasure Mountain Project, and the Dominion Creek Gold Property. These projects are all in the exploration or pre-commercial development stage and have not yet reached commercial production and are further described below.
New Craigmont Project
The New Craigmont Project, a historic copper mine site near Merritt, British Columbia, is the Company’s flagship asset. It is permitted under Mine Permit M-68 and has been the focus of extensive geophysical surveys, soil sampling and diamond drilling. A mineral resource estimate was completed in 2020 for the Southern Mining Terraces and 3060 Portal Dump areas.
Treasure Mountain Project
The Treasure Mountain Project, located near Hope, British Columbia, is permitted for the removal of up to 60,000 tonnes of silver/lead/zinc mill feed annually but remains in care and maintenance. In June of 2025, the Company received a multi-year area-based exploration permit which allows for five years of exploration and plans to commence exploration at the MB Zone.
Dominion Creek Gold Property
The Dominion Creek Gold Property, in which Nicola holds a 50% interest and a 75% economic benefit through a profit-sharing agreement, received its bulk sample permit in March 2025. Nicola and its partner, High Range Exploration Ltd., are preparing for potential mining and milling activities in the current year.
The Company conducts its own exploration activities, including geological mapping, drilling, and geophysical surveys while subcontracting specialized services such as LiDAR and assay testing. The projects are not yet at the commercial production stage, and no sales have been made from these properties. The next steps toward commercialization include further drilling, resource definition and economic assessments. The Company has not disclosed specific cost estimates or timelines for achieving commercial production.
Custom Milling Operations
The custom milling operations segment is centred around the Merritt Mill, a fully permitted and operational facility located near Merritt, British Columbia. The mill is licensed to process up to 200 tonnes per day of silver, lead and gold ore. Nicola provides toll milling services to third-party mining companies, producing concentrate that is sold to offtake partners such as Ocean Partners UK. In 2024, the Company generated $818,000 in milling revenue and $1.97 million from gravel, ash, soil and other income. This compares to $1.62 million and $8.15 million, respectively, in 2023. All revenue was derived from sales to external customers; there were no sales to joint ventures, equity-accounted entities or controlling shareholders. The method of providing milling services involves receiving ore shipments from clients, processing the ore through crushing, grinding and flotation circuits at the Merritt Mill, and producing gold and silver concentrate. The concentrate is then shipped to offtake partners for sale. The Company also provides ancillary services such as storage, logistics coordination, and compliance with environmental and safety regulations.
The Merritt Mill has processed ore from clients including Blue Lagoon Resources Inc., Talisker Resources Ltd. and Osisko Mining Inc. under profit-sharing agreements. The facility underwent upgrades in 2023 and 2024 to support increased throughput and quality control. The Company continues to seek new custom milling contracts to support its cash flow and maintain operational flexibility.
Recent Developments
New Craigmont Technical Report
On June 1, 2020, the Company filed the technical report titled “NI 43-101 Technical Report on the Preliminary Copper Resource for the Southern Dump and 3060 Portal Dumps” dated May 21, 2020 prepared by

Kevin Wells, P. Geo. and James N Gray, P. Geo. (the “Technical Report”) in support of the technical disclosure regarding the New Craigmont Project contained in the AIF.
RISK FACTORS
An investment in any securities of the Company is speculative and involves a high degree of risk due to the nature of Nicola’s business and the present stage of development of its mineral properties and the operation of its custom milling operations. The following risk factors, as well as risks not currently known to the Company, could materially adversely affect the Company’s future business, financial condition, results of operations and prospects and could cause them to differ materially from the forward-looking statements relating to the Company. Before deciding to invest in any securities, investors should consider carefully the risk factors set out below, those contained in the section entitled “Cautionary Note Regarding Forward-Looking Statements” above, those contained in the documents incorporated by reference in this Prospectus and those described in any Prospectus Supplement, including those described in the Company’s historical consolidated financial statements, the related notes thereto and the Company’s AIF.
The following risk factors, as well as risks listed in the documents incorporated herein by reference and risks not currently known to the Company or that the Company currently deems to be immaterial, could materially adversely affect the Company’s future business, financial condition, results of operations earnings and prospects and could cause them to differ materially from the forward-looking statements relating to the Company. While the significant risk factors which the Company believes it faces are discussed below, they do not comprise a definitive list of all risk factors related to the Company’s business and operations.
Exploration and Development
The figures for Inferred Copper Resource for the Southern Dump and 3060 Portal Dumps at New Craigmont Project in the Technical Report and final ALS Metallurgy Laboratory report for upgrading and copper recovery test work filed on SEDAR on June 12, 2020, are only estimates. The inferred mineral resources are not mineral reserves as the Company has not yet demonstrated the economic viability. There is no certainty that any expenditures made in the exploration of the Company’s mineral properties will result in identification of commercially recoverable quantities of ore or that ore reserves will be mined or processed profitably. In addition, substantial expenditures will be required to develop the mining and processing facilities and infrastructure at any site chosen for mining.
Mineral exploration and development involves a high degree of risk which even a combination of experience, knowledge and careful evaluation may not be able to mitigate. The vast majority of properties which are explored are not ultimately developed into producing mines. There is no assurance that the Company’s mineral exploration and development activities will result in any discoveries of commercial bodies of ore. The long-term profitability of the Company’s operations is in part directly related to the cost and success of the Company’s exploration programs, which may be affected by a number of factors.
Fluctuating Mineral Prices
The mining industry is heavily dependent upon the market price of the applicable metals or minerals being mined or explored for. There is no assurance that, even if commercial quantities of mineral resources are discovered, a profitable market will exist for their sale. There can be no assurance that mineral prices will be such that the New Craigmont Project or any of the Company’s mineral properties can be mined at a profit. The prices of base and precious metals have experienced volatile and significant price movements over short periods of time, particularly in recent years, and are affected by numerous factors beyond the Company’s control. Factors beyond the control of the Company may also affect the marketability of minerals or concentrates produced, including quality issues, impurities, deleterious elements, government regulations, royalties, allowable production and regulations regarding the importing and exporting of minerals, the effect of certain of which cannot be accurately predicted.
The price of metals or minerals will have a direct impact on the Company’s financial performance and the commercial viability of the Company’s mineral assets. Demand and industrial consumption of metals or minerals may be negatively impacted by the volatility of the global economy, economic slowdowns, inflation, supply chain disruptions, economic conditions in the main consuming countries, changes in technology affecting demand for these metals, international economic and political trends, fluctuations in the U.S. dollar and other currencies and changes in interest rates.
Estimates of Mineral Deposits
No assurance can be given that any identified mineralization will be developed into a coherent mineral resource, or that such resource will even qualify as a commercially viable mineral reserve that can be legally and economically exploited. Estimates regarding mineral resources can also be affected by many factors such as permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. In addition, the grades and tonnages of any mineral reserve ultimately mined may differ from that indicated by drilling results and other exploration and development work. There can be no assurance that test work and results conducted and recovered in small-scale laboratory tests will be duplicated in large-scale tests under on-site conditions. Material changes in mineralized tonnages, grades, dilution and stripping ratios or recovery rates may affect the economic viability of mineral projects. The existence of mineralization or mineral resources should not be interpreted as assurances of the future delineation of mineral reserves or the profitability of any future operations.
Substantial Capital Expenditures Required
The exploration, development and mining of our mining properties is capital intensive. Substantial expenditures are required to establish mineral reserves and mineral resources through drilling, to develop metallurgical processes to extract metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Actual capital costs may differ significantly from those the Company has anticipated and there are no assurances that any future development activities will result in profitable mining operations. The capital costs required to take our projects into future commercial production may be significantly higher than anticipated. Decisions about the development of our projects will ultimately be based upon feasibility studies. Capital costs and other estimates contained in studies or estimates prepared by or for the Company may differ significantly from those anticipated by the Company’s current studies and estimates, and there can be no assurance that the Company’s actual capital costs will not be higher than currently anticipated. As a result of higher capital costs, production and economic returns may differ significantly from those the Company has anticipated.
Although substantial benefits may be derived from the discovery of a major mineral deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely basis, or at all. The discovery of a mineral deposit is dependent upon a number of factors. The commercial viability of a mineral deposit, if and when discovered, is also dependent upon a number of factors, some of which relate to particular attributes of the deposit, such as size, grade and proximity to infrastructure, and some of which are more general factors such as metal prices and government regulations, including environmental protection. Most of these factors are beyond the Company’s control. In addition, because of these risks, there is no certainty that the expenditures to be made by the Company on the proposed exploration of the New Craigmont Project or any of the Company’s mineral projects as described herein will result in the discovery of a commercially viable mineral reserve.
Risks Related to Milling Operations
The Company’s milling operations are subject to a variety of operational, technical, environmental and regulatory risks that could materially affect production levels, costs and profitability. Milling involves the processing of ore into concentrates or doré, and performance depends on consistent ore quality, reliable equipment performance and adherence to process specifications. Variability in mill feed — such as changes in ore hardness, mineral composition or moisture content — can reduce recovery rates and increase processing costs. Mechanical failures, unplanned maintenance or extended shutdowns of milling equipment could result in production delays or loss of revenue. Additionally, milling of ores containing silver, gold and lead generates tailings and emissions that must be managed in compliance with environmental regulations; any failure to meet these requirements could result in fines, remediation costs or the suspension of operations. External factors such as fluctuations in power supply, availability and cost of consumables (e.g., grinding media, reagents) and skilled labor shortages may further disrupt milling operations. Collectively, these risks could adversely impact the Company’s operating results, financial condition, and ability to meet production targets.
Management Experience and Dependence on Key Personnel and Employees
The Company’s success is currently largely dependent on the performance of the Company’s directors and officers. The Company’s management team has experience in the resource exploration and custom milling business. The experience of these individuals is a factor which will contribute to the Company’s continued success and growth. The Company relies on the Company’s board of directors (the “Board”), as well as independent consultants, for certain aspects of the Company’s business. The amount of time and expertise expended on the Company’s affairs by each of the Company’s management team and the Company’s directors will vary according to the Company’s needs. Investors who are not prepared to rely on the Company’s management team and Board should not invest in the Company’s securities.
Environmental Risks and Other Regulatory Requirements
The Company’s current and future operations, including its milling operations and exploration and development activities and future commencement of production at the New Craigmont Project, require permits from various federal and local governmental authorities, and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Certain permits require periodic renewal or review of the conditions. The Company cannot predict whether it will be able to obtain or renew such permits or whether material changes in the permit conditions will be imposed. The inability to obtain or renew permits, or the imposition of additional conditions, could have a material adverse effect on the Company’s ability to continue its milling operations and to develop or operate the New Craigmont Project and the Company’s other mineral properties.
Environmental laws and regulations to which the Company is subject as it progresses from an exploration stage to an operation stage mandate additional concerns and requirements. Failure to comply with applicable environmental laws, regulations and permits can result in injunctive actions, damages and civil and criminal penalties. The laws and regulations applicable to the Company’s activities may change frequently and it is not possible to predict the potential impact on the Company from any such future changes.
Environmental hazards may exist at the Company’s mineral properties which are unknown to the Company at present and which have been caused by previous owners or operators. To the extent the Company is subject to environmental liabilities, the payment of any liabilities or the costs that may be incurred to remedy environmental impacts would reduce funds otherwise available for operations.
Title Matters
While the Company has reviewed title to its mineral properties and, to the best of the Company’s knowledge, each of such title is in good standing, there is no guarantee that title to such mineral properties will not be challenged or impugned. The Company’s mineral properties may be subject to prior unregistered agreements of transfer, and title for lands comprising such properties may be affected by undetected defects.
First Nation Rights and Title
The nature and extent of First Nation rights and title remains the subject of active debate, claims and litigation in Canada, including in British Columbia and including with respect to intergovernmental relations between First Nation authorities and federal, provincial and territorial authorities. There can be no guarantee that such claims will not cause permitting delays, unexpected interruptions or additional costs for the Company’s projects. These risks may have increased after the Supreme Court of Canada decision of June 26, 2014 in Tsilhqot’in Nation v. British Columbia. However, the risk to the Company’s milling operation as a result of the Tsilhqot’in Nation v. British Columbia decision is mitigated because the mill facility is uniquely constructed on freehold land that is owned by the Nicola and classified as Class 5 (Light Industry) in the Province of British Columbia.

Industry Regulation
The principal operations of the Company are exposed to various levels of political, economic and other risks and uncertainties. These risks and uncertainties include, but are not limited to: extreme fluctuations in currency exchange rates; high rates of inflation; labour unrest; the risks of war or civil unrest; expropriation and nationalization; renegotiation or nullification of existing concessions, licences, permits and contracts; illegal mining; changes in taxation policies; restrictions on foreign exchange and repatriation; and changing political conditions, currency controls and governmental regulations that favour or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction.
Changes, if any, in mining or investment policies or shifts in political attitude in Canada may adversely affect the operations or profitability of the Company. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions on production, price controls, export controls, currency remittance, income taxes, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety.
Failure to strictly comply with applicable laws, regulations and local practices relating to mineral right applications and tenure, could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners with carried or other interests.
Government approvals and permits are currently, and may in the future be, required in connection with the Company’s mineral projects. To the extent such approvals are required and not obtained, the Company may be restricted or prohibited from proceeding with planned exploration or development activities.
Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may be liable for civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permitting requirements, or more stringent application of existing laws, could have a material adverse impact on the Company and cause increases in capital expenditures or future production costs or reductions in levels of future production or require abandonment or delays in development.
Operating Hazards and Uninsured or Uninsurable Risks
Mineral exploration and development involve risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which the Company has a direct or indirect interest will be subject to hazards and risks normally incidental to exploration, development and production of minerals, any of which could result in work stoppages, delays to exploration activities on the Company’s mineral properties, damage to or destruction of property, destruction of the value of the Company’s mineral properties, loss of life and environmental damage. In addition, the Company may become subject to liability for cave-ins, pollution or other hazards against which the Company cannot insure or against which the Company may elect not to insure because of high premium costs or for other reasons. The nature of these risks is such that liabilities might exceed any insurance policy limits and the payment of any such liabilities would reduce or eliminate the funds available for exploration and mining activities. Payments of liabilities for which the Company does not carry insurance may have a materially adverse effect upon the Company’s business, financial condition and prospects.
Risks Inherent in Legal Proceedings
In the course of its business, the Company may from time to time become involved in various regulatory investigations, claims, arbitration and other legal proceedings, with and without merit, in the ordinary course of its business. The nature and results of any such proceedings cannot be predicted with certainty. Any potential future claims, investigations and proceedings are likely to be of a material nature. In addition, such regulatory investigations, claims, arbitration and other legal proceedings can be lengthy and involve the incurrence of substantial costs and resources by the Company, and the outcome, and the Company’s ability to enforce any ruling(s) obtained pursuant to such proceedings, are subject to inherent risk and uncertainty. The initiation, pursuit and/or outcome of any particular claim, investigation, arbitration or legal proceeding could have a material adverse effect on the Company’s financial position and results of operations, and on the Company’s business, assets and prospects. In addition, if the Company is unable to resolve any existing or future potential disputes and proceedings favorably, or obtain enforcement of any favorable ruling, if any, that may be obtained pursuant to such proceedings, it is likely to have a material adverse impact on the Company’s business, financial condition and results of operations and the Company’s assets and prospects as well as the Company’s share price.
Climate Change Legislation
A number of governments have introduced, are moving to introduce, or modifying existing climate change legislation and treaties at the international, national, state/provincial and local levels. Regulation relating to emission levels (such as carbon taxes) and energy efficiency is evolving, and in some cases, becoming more stringent. If the current regulatory trend continues, this may result in increased operational costs as the Company adapts to the changing regulatory landscape. In addition, the physical risks of climate change may also have an adverse effect on the Company’s operations. Increased drought frequency and increased length of the dry season in parts of Canada may result in restrictions in the ability to access water for use in the Company’s operations while increased severity of precipitation events during the wet season may restrict the Company’s ability to execute its work programs in the field for periods of time. There can be no assurance that efforts to mitigate the risks of climate change will be effective and that the physical risks of climate change will not have an adverse effect on the Company’s business, financial condition, results of operations, cash flows or prospects.
Competition
The mining industry is intensely and increasingly competitive, and the Company competes for exploration and exploitation properties, personnel with the necessary technical expertise to find, develop, and operate such properties and labour to operate the properties. The Company must compete for these resources with many companies possessing greater financial resources and technical facilities than the Company does. Competition in the mining business could adversely affect the Company’s ability to acquire suitable producing properties or prospects for mineral exploration in the future.
Future Acquisitions
As part of the Company’s business strategy, the Company may seek to grow by acquiring companies and/or assets or establishing joint ventures that the Company believes will complement the Company’s current or future business. The Company may not effectively select acquisition candidates or negotiate or finance acquisitions or integrate the acquired businesses and their personnel or acquire assets for the Company’s business. The Company cannot guarantee that the Company can complete any acquisition the Company pursues on favourable terms, or that any acquisitions completed will ultimately benefit the Company’s business.
Global Economy Risk
Global financial conditions continue to be characterized as volatile. In recent years, global markets have been adversely impacted by various credit crises and significant fluctuations in fuel and energy costs and metals prices, inflation rates, interest rates and significant fluctuations in commodity prices as a result of the ongoing military conflict between Ukraine and Russia, and the economic sanctions imposed on Russia in connection therewith, as well as conflicts in the Middle East. Many industries, including the mining industry, have been impacted by these market conditions. Global financial conditions remain subject to sudden and rapid destabilizations in response to international events, as government authorities may have limited resources to respond to future crises. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to consumer spending, employment rates, business conditions, inflation, supply chain disruptions, sovereign debt crises, fuel and energy costs, economic recession, consumer debt levels, lack of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect the Company’s growth and profitability. Future crises may be precipitated by any number of causes, including natural disasters, geopolitical instability (such as the Russian invasion of Ukraine), changes to energy prices or sovereign defaults. If increased levels of volatility continue or in the event of a rapid destabilization of global economic conditions, it may result in a material adverse effect on commodity prices, demand for metals, availability of credit, investor confidence, and general financial market liquidity, all of which may adversely affect the Company’s business and the market price of the Company’s securities.
Dividend Risk
The Company has not paid dividends in the past and given the nature and stage of the Company does not anticipate paying dividends in the foreseeable future.
Speculative Nature of Investment Risk
An investment in our securities carries a high degree of risk and should be considered as a speculative investment. The Company has a limited history of earnings, limited cash reserves, a limited operating history, has not paid dividends, and is unlikely to pay dividends in the foreseeable future.
Going-Concern Risk
The Company’s financial statements have been prepared on a going-concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. The Company’s future operations are dependent upon the identification and successful completion of equity or debt financing and the achievement of profitable operations at an indeterminate time in the future. There can be no assurances that the Company will be successful in completing future equity or debt financing or in achieving profitability. The Company’s financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should the Company be unable to continue as a going concern.
Conflicts of Interest
Certain of the Company’s directors and officers are, and may continue to be, involved in the mineral exploration industry through their direct and indirect participation in corporations, partnerships or joint ventures which are potential competitors of the Company. Situations may arise in connection with potential acquisitions or opportunities where the other interests of these directors and officers may conflict with the Company’s interests. Directors and officers of the Company with conflicts of interest will be subject to and must follow the procedures set out in applicable corporate and securities legislation, regulations, rules and policies. Notwithstanding this, there may be corporate opportunities which the Company is not able to procure due to a conflict of interest of one or more of the Company’s directors or officers.
The Company’s Operations Depend on Information Technology (“IT”) Systems
Information systems and other technologies, including those related to the Company’s financial and operational management, and its technical and environmental data, are an integral part of the Company’s business activities. These IT systems could be subject to network disruptions caused by a variety of sources, including computer viruses, security breaches and cyberattacks, as well as disruptions resulting from incidents such as cable cuts, damage to physical plants, natural disasters, terrorism, fire, power loss, vandalism and theft. The Company’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in IT system failures, delays or increase in capital expenses. The failure of IT systems or a component of IT systems could, depending on the nature of any such failure, adversely impact the Company’s reputation and results of operations. Although to date the Company has not experienced any material losses relating to cyber-attacks or other information security breaches, there can be no assurance that the Company will not incur such losses in the future. The Company’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority. As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.
Volatility in the Worldwide Economy
Economic uncertainty in many parts of the world has adversely affected businesses and industries in almost every sector in more significant and unpredictable ways than in more stable economic times. Prolonged depressed economic conditions and volatility in the worldwide economy may continue to adversely affect individuals and institutions investing in junior mineral exploration and development companies, which could negatively affect the Company’s business and prospects.
The Company maintains cash and cash equivalents in accounts with major banks, and the Company’s deposits at these institutions may, at times, exceed insured limits. Market conditions could materially and adversely impact the viability of these institutions. In the event of failure of any of the financial institutions where the Company maintains its cash and cash equivalents, there can be no assurance that the Company would be able to access uninsured funds in a timely manner or at all. Any inability to access or delay in accessing these funds could have a material adverse affect the Company’s business and financial position.
CONSOLIDATED CAPITALIZATION
The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.
Except as disclosed below, since September 30, 2025, the date of our financial statements for the most recently completed financial period, there have been no material changes in our consolidated share or debt capital.
During the months of October, November and December 2025, an aggregate of 2,275,000 options to purchase Common Shares (each, an “Option”) were exercised for total proceeds of $638,500, resulting in the issuance of an aggregate of 2,275,000 Common Shares.
On January 29, 2026, the Company issued 5,512,001 units of the Company (each, a “PP Unit”) at a price of $0.90 per PP Unit for aggregate gross proceeds of $4,960,800.90. Each PP Unit consists of one Common Share and one transferable Common Share purchase warrant (each, a “PP Warrant”), with each PP Warrant entitling the holder to acquire one Common Share (each, a “PP Warrant Share”) at a price of $1.10 per PP Warrant Share for a period of three (3) years from the date of issuance, subject to acceleration in accordance with the terms set forth in the applicable warrant certificate.
USE OF PROCEEDS
Unless otherwise specified in a Prospectus Supplement, the net proceeds of any offering of Securities under a Prospectus Supplement will be used for general corporate purposes, including funding potential future acquisitions and capital expenditures and the carrying out exploration and development work on the Company’s mineral properties and operations at the Merritt Mill. More detailed information regarding the use of proceeds from a sale of Securities will be included in the applicable Prospectus Supplement.
The management of Nicola will retain broad discretion in allocating the net proceeds of any offering of Securities under this Prospectus and the Company’s actual use of the net proceeds will vary depending on its operating and capital needs from time to time.
All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Company’s general funds, unless otherwise stated in the applicable Prospectus Supplement.
The Company has incurred negative cash flow from operating activities for its financial year ended December 31, 2024. Accordingly, the majority or all of the net proceeds of any offering of Securities under a Prospectus Supplement will be used to fund the proposed expenditures set out above or in the applicable

Prospectus Supplement as well as other general working capital and administrative expenses which may cause the Company to continue to experience negative cash flow from its operating activities.
PRIOR SALES
Information in respect of the Common Shares that we issued within the previous twelve-month period, including in respect of securities that are convertible or exchangeable into Common Shares, will be provided as required in a prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.
TRADING PRICE AND VOLUME
The Common Shares are listed and traded on the TSXV under the symbol “NIM”, on the Frankfurt Securities Exchange under the symbol “HLI” and on the OTCQB operated by the OTC Markets Group Inc. under the ticker “HUSIF”. Trading price and volume information for the Company’s securities will be provided as required in each prospectus supplement to this Prospectus.
EARNINGS COVERAGE
The applicable Prospectus Supplement will include, as required, earnings coverage ratios with respect to the issuance of such Securities pursuant to such Prospectus Supplement.
DIVIDEND POLICY
Nicola has not declared or paid any dividends on its Common Shares since the date of formation. Any decision to pay dividends on Common Shares in the future will be made by the board of directors on the basis of the earnings, financial requirements and other conditions existing at such time.
DESCRIPTION OF SHARE CAPITAL
Common Shares
The Company’s authorized share structure consists of an unlimited number of Common Shares. As of the date hereof, 216,201,381 Common Shares are issued and outstanding.
The holders of Common Shares are entitled to dividends if, as and when declared by the Board. The holders of the Common Shares shall be entitled to vote at all meetings of shareholders of the Company and at all such meetings each such holder has one (1) vote for each Common Share held. Each holder of Common Shares is, upon liquidation, entitled to share equally in such assets of the Company as are distributable to the holders of Common Shares.
In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or other distribution of assets or property of the Company amongst its shareholders for the purpose of winding up its affairs, shareholders will be entitled to receive all property and assets of the Company properly distributable to the shareholders.
There are no pre-emptive rights, no conversion or exchange rights, no redemption, retraction, purchase for cancellation or surrender provisions. There are no sinking or purchase fund provisions, no provisions permitting or restricting the issuance of additional securities or any other material restrictions, and there are no provisions which are capable of requiring a security holder to contribute additional capital.
Options
As of the date of this Prospectus, there were stock options outstanding to purchase 10,122,500 Common Shares at exercise prices ranging from $0.16 to $1.00 with expiry dates ranging from October 5, 2026 to December 2nd, 2030.
Warrants
As of the date of this Prospectus, the Company had no share purchase warrants outstanding.

DESCRIPTION OF SECURITIES OFFERED UNDER THIS PROSPECTUS
The Company may offer Common Shares, Warrants, Debt Securities, Subscription Receipts, Common Shares represented by Depositary Shares or Units comprising any combination of Common Shares, Warrants, Subscription Receipts or Common Shares represented by Depositary Shares, with a total value of up to US$25,000,000 (or the equivalent thereof in Canadian dollars or one or more foreign currencies or composite currencies) from time to time under this Prospectus, together with any applicable Prospectus Supplement, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities the Company may offer. Each time the Company offers Securities, it will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:
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designation or classification;

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aggregate offering price;

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original issue discount, if any;

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rates and times of payment of dividends, if any;

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rates and times of interest payments, if any;

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redemption, conversion or exchange terms, if any;

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conversion or exchange prices, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices and in the Securities or other property receivable upon conversion or exchange;

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restrictive covenants, if any;

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the terms and conditions of any deposit agreement if Depositary Shares are being offered;

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voting or other rights, if any;

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important United States and Canadian federal income tax considerations; and

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any other material term or condition of the applicable Securities.

A Prospectus Supplement may also add, update or change information contained in this Prospectus or in documents the Company has incorporated by reference. However, no Prospectus Supplement will offer a Security that is not described in this Prospectus.
Description of Common Shares
The Company may offer Common Shares, which the Company may issue independently or together with Warrants or Subscription Receipts, and the Common Shares may be separate from or attached to such securities. All of the Company’s Common Shares have equal voting rights, and none of the Common Shares are subject to any further call or assessment. There are no special rights or restrictions of any nature attaching to any of the Common Shares and they all rank pari passu each with the other as to all benefits which might accrue to the holders of the Common Shares. The Common Shares are not convertible into shares of any other class and are not redeemable or retractable.
Description of Warrants
This section describes the general terms that will apply to any Warrants for the purchase of Depositary Shares, Common Shares, or equity Warrants, or for the purchase of Debt Securities, or debt Warrants. This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant agreement and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant agreement. Prospective investors should refer to the Warrant indenture or Warrant agency agreement relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any Warrant indenture or Warrant agency agreement relating to an offering of Warrants will be filed by the Company with the securities regulatory authorities in the applicable Canadian offering jurisdictions after we have entered into it, and will be available electronically on SEDAR+ at www.sedarplus.ca.
Nicola may issue Warrants independently or together with other securities, and Warrants sold with other Securities may be attached to or separate from the other Securities. Warrants will be issued under one or more Warrant agency agreements to be entered into by Nicola and one or more banks or trust companies acting as Warrant agent. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities subject to the Warrants.
Nicola will deliver an undertaking to the securities regulatory authority in the provinces of each of the provinces and territories of British Columbia, Alberta, and Ontario that it will not distribute Warrants that, according to their terms as described in the applicable Prospectus Supplement, are “novel” specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless such Prospectus Supplement containing the specific terms of the Warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in the provinces and territories where the Warrants will be distributed.
The applicable Prospectus Supplement relating to any Warrants that we offer will describe the particular terms of those Warrants and include specific terms relating to the offering.
Original purchasers of Warrants (if offered separately) will have a contractual right of rescission against the Company in respect of the exercise of such Warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying Securities acquired upon exercise of the Warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the Warrant under the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the Warrant under the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission in Section 131 of the Securities Act, and is in addition to any other right or remedy available to original purchasers in Section 131 of the Securities Act or otherwise at law.
In an offering of Warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the Prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the Warrants, or other convertible securities, are offered to the public under the Prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces or territories. A purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.
Equity Warrants
The particular terms of each issue of equity Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:
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the designation and aggregate number of equity Warrants;

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the price at which the equity Warrants will be offered;

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the currency or currencies in which the equity Warrants will be offered;

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the date on which the right to exercise the equity Warrants will commence and the date on which the right will expire;

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the number of Common Shares that may be purchased upon exercise of each equity Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each equity Warrant;

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the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity Warrants;

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whether the Company will issue fractional Common Shares;

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whether the Company has applied to list the equity Warrants or the underlying Common Shares on a stock exchange;

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the designation and terms of any securities with which the equity Warrants will be offered, if any, and the number of the equity Warrants that will be offered with each Security;

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the date or dates, if any, on or after which the equity Warrants and the related Securities will be transferable separately;

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whether the equity Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

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material Canadian federal income tax consequences of owning the equity Warrants;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the equity Warrants; and

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any other material terms or conditions of the equity Warrants.

Debt Warrants
The particular terms of each issue of debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:
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the designation and aggregate number of debt Warrants;

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the price at which the debt Warrants will be offered;

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the currency or currencies in which the debt Warrants will be offered;

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the designation and terms of any securities with which the debt Warrants are being offered, if any, and the number of the debt Warrants that will be offered with each security;

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the date or dates, if any, on or after which the debt Warrants and the related securities will be transferable separately;

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the principal amount and designation of Debt Securities that may be purchased upon exercise of each debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each debt Warrant;

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the date on which the right to exercise the debt Warrants will commence and the date on which the right will expire;

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the minimum or maximum amount of debt Warrants that may be exercised at any one time;

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whether the debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

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material Canadian federal income tax consequences of owning the debt Warrants;

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whether we have applied to list the debt Warrants or the underlying Debt Securities on an exchange;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the debt Warrants; and

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any other material terms or conditions of the debt Warrants.

Description of Subscription Receipts
Nicola may issue Subscription Receipts separately or in combination with one or more other Securities, which will entitle holders thereof to receive, upon satisfaction of certain release conditions (collectively, the “Release Conditions”) and for no additional consideration, Common Shares, Warrants, Depositary Shares,

Debt Securities or any combination thereof. Subscription Receipts will be issued pursuant to one or more Subscription Receipt agreement (each, a “Subscription Receipt Agreement”), the material terms of which will be described in the applicable Prospectus Supplement, each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant Prospectus Supplement. The Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.
The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement.
The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts that we may offer will describe the specific terms of the Subscription Receipts offered. This description may include, but may not be limited to, any of the following, if applicable:
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the designation and aggregate number of Subscription Receipts being offered;

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the price at which the Subscription Receipts will be offered;

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the designation, number and terms of the Common Shares, Warrants and/or Debt Securities, as applicable, to be received by the holders of Subscription Receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

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the Release Conditions that must be met in order for holders of Subscription Receipts to receive, for no additional consideration, the Common Shares, Warrants and/or Debt Securities, as applicable;

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the procedures for the issuance and delivery of the Common Shares, Warrants and/or Debt Securities to holders of Subscription Receipts upon satisfaction of the Release Conditions, as applicable;

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whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants and/or Debt Securities, as applicable, upon satisfaction of the Release Conditions;

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the identity of the Escrow Agent;

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the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

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the terms and conditions pursuant to which the Escrow Agent will hold the Common Shares, Warrants and/or Debt Securities pending satisfaction of the Release Conditions;

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the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

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if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions

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under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

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procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

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any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which such Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

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any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

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whether we will issue the Subscription Receipts as Global Securities and, if so, the identity of the Depositary for the Global Securities;

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whether we will issue the Subscription Receipts as unregistered bearer securities, as registered securities or both;

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provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Warrants or other Securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares or Preferred Shares;

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whether the Company will apply to list the Subscription Receipts on any exchange;

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material Canadian federal income tax consequences of owning the Subscription Receipts; and

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any other material terms or conditions of the Subscription Receipts.

Original purchasers of Subscription Receipts will have a contractual right of rescission against the Company in respect of the conversion of the Subscription Receipts. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the Subscription Receipts upon surrender of the underlying Securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the Subscription Receipts under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the Subscription Receipts under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described in Section 131 of the Securities Act, and is in addition to any other right or remedy available to original purchasers in Section 131 of the Securities Act or otherwise at law.
Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions
The holders of Subscription Receipts will not be, and will not have the rights of, Shareholders. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants and/or Debt Securities upon exchange of their Subscription Receipts, plus any cash payments, if applicable, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price thereof and their pro-rata share of interest earned or income generated thereon, if provided for in the Subscription Receipt Agreement.
Escrow
The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares, Warrants and or Debt Securities may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.
Modifications
The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription

Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.
The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the Subscription Receipts without the consent of the holders of the Subscription Receipts to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.
Description of Units
Nicola may issue Units, which may consist of one or more of Common Shares, Warrants, Depositary Shares or any other Security specified in the relevant Prospectus Supplement. Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit. In addition, the relevant Prospectus Supplement relating to an offering of Units will describe all material terms of any Units offered, including, as applicable:
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the designation and aggregate number of Units being offered;

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the price at which the Units will be offered;

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the designation, number and terms of the securities comprising the Units and any agreement governing the Units;

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the date or dates, if any, on or after which the securities comprising the Units will be transferable separately;

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whether we will apply to list the Units or any of the individual securities comprising the Units on any exchange;

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material Canadian income tax consequences of owning the Units, including, how the purchase price paid for the Units will be allocated among the securities comprising the Units; and

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any other material terms or conditions of the Units.

Description of Common Shares Represented by Depositary Shares
DEPOSITARY SHARES WILL NOT BE OFFERED OR SOLD IN CANADA.
The following is a brief summary of certain general terms and provisions of the Depositary Shares that may represent Common Shares offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Depositary Shares as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Depositary Shares, and the extent to which the general terms and provisions described below may apply to such Depositary Shares will be described in the applicable Prospectus Supplement. The following description is subject to the detailed provisions of the applicable Deposit Agreement (as defined herein). To the extent that any particular terms of the Depositary Shares or the Deposit Agreement described in a Prospectus Supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that Prospectus Supplement relating to such Depositary Shares.
We may, at our option, elect to offer Depositary Shares, including American depositary shares, that represent either a whole Common Share, multiple Common Shares or a fraction of a Common Share as more fully described below. Investors may hold American Depositary Shares either: (A) directly (i) by having an American Depositary Receipt (an “ADR”), which is a certificate evidencing a specific number of American Depositary Shares, registered in the investors name; or (ii) by having uncertificated American Depositary Shares registered in the investors name; or (B) indirectly by holding a security entitlement in American Depositary Shares through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC.
Any Common Share(s) (or fractional Common Shares) represented by Depositary Shares will be deposited under one or more deposit agreements (the “Deposit Agreement”) among us, a depositary to be named in the applicable Prospectus Supplement, and the holders and beneficial owners from time to time of Depositary Shares issued thereunder. Subject to the terms of the applicable Deposit Agreement, each registered holder of a Depositary Share will be entitled, in proportion to the applicable multiple or fraction of a Common Share represented by the Depositary Shares, to certain contractual rights with respect to the Common Shares represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).
Immediately following our issuance of Common Shares that will be offered as Depositary Shares, we will deposit the Common Shares with the depositary.
Dividends and other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the Common Shares to the record holders of the Depositary Shares relating to the Common Shares in proportion to the number of the Depositary Shares owned by those holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto in proportion to the number of Depositary Shares owned by those holders, unless the depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distributions, in which case the depositary may adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper. The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges and the amount of fees payable to the depositary for making the distribution. To the extent there is insufficient distributable cash and the depositary is unable to otherwise collect a fee from holders of Depositary Shares and does not waive that fee, it will use reasonable efforts to sell a portion of any securities to be distributed to holders of Depositary Shares that are obligated to pay that fee and apply the net proceeds of sale to pay that fee.
Redemption of Depositary Shares
If any Common Shares underlying the Depositary Shares are subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the Common Shares held by the depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to the Common Shares. If we redeem Common Shares held by the depositary, the depositary will redeem as of the same redemption date the number of Depositary Shares representing the Common Shares so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.
After the date fixed for redemption, the Depositary Shares so called for redemption, all rights of the holders of those Depositary Shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the Depositary Shares were entitled upon such redemption, upon surrender to the depositary of those Depositary Shares. Applicable fees of the depositary and any applicable taxes will be deducted from the payments surrendering holders will receive.
Voting Rights
Upon receipt of notice of any meeting at which the holders of any Common Shares are entitled to vote, the depositary will, if requested in writing by Nicola, mail the information contained in the notice of meeting and any related materials to the record holders of the Depositary Shares relating to the Common Shares as of a record date set by the depositary. Each record holder of the Depositary Shares as of that record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of Common Shares represented by that holder’s Depositary Shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of Common Shares represented by the Depositary Shares in accordance with the instructions, provided the instruction is received by a cut-off date established by the depositary, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the Common Shares to the extent it does not receive specific instructions from the holders of Depositary Shares representing the Common Shares. If Nicola does not instruct the depositary to solicit voting instructions, registered holders of Depositary Shares may still send instructions and the depositary may endeavor to carry out those instructions, but it is not required to do so.
Withdrawal
Holders of Depositary Shares may surrender their Depositary Shares for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Common Shares underlying the Depository Shares to the holder of Depositary Shares or a person the holder designates at the office of the custodian. If ADRs delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related Common Shares to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time the excess number of Depositary Shares.
Charges of Depositary
We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary in connection with the initial deposit of the related Common Shares and the initial issuance of the offered Depositary Shares. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and all other fees and charges as are expressly provided in the deposit agreement to be for their accounts.
Miscellaneous
If requested by Nicola, the depositary will forward to the holders of Depositary Shares reports and communications from Nicola that are delivered to the depositary. The depositary’s office location will be identified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the depositary will act as transfer agent and registrar for Depositary Shares.
Prospective purchasers of Depositary Shares should be aware that certain tax, accounting and other considerations may be applicable to instruments such as Depositary Shares. The applicable Prospectus Supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such Depositary Shares.
Description of Debt Securities
The following is a brief summary of certain general terms and provisions of the Debt Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Debt Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Debt Securities, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement. The following description is subject to the detailed provisions of the applicable Trust Indenture (as defined herein). Accordingly, reference should also be made to the applicable Trust Indenture, a copy of which will be filed by the Company with the securities commissions or similar regulatory authorities in applicable Canadian offering jurisdictions, after it has been entered into, and will be available electronically through SEDAR+ at www.sedarplus.ca.
Debt Securities may be offered separately or in combination with one or more other Securities. The Company may, from time to time, issue Debt Securities and incur additional indebtedness other than through the issue of Debt Securities pursuant to this Prospectus. Convertible Debt Securities offered under this Prospectus and any Prospectus Supplement may only be convertible into other Securities.
Nicola will deliver, along with this Prospectus, an undertaking to the securities regulatory authority in each of the provinces and territories of British Columbia, Alberta, and Ontario if any Debt Securities are distributed under this Prospectus and for so long as such Debt Securities are issued and outstanding, file the periodic and timely disclosure of any credit supporter similar to the disclosure required under Section 12.1 of Form 44-101F1 — Short Form Prospectus (“Form 44-101F1”).
Any Prospectus Supplement offering guaranteed Debt Securities will comply with the requirements of Item 12 of Form 44-101F1 or the conditions for an exemption from those requirements and will include a certificate from each credit supporter as required by section 21.1 of Form 44-101F1 and section 5.12 of National Instrument 41-101 — General Prospectus Requirements.
The Debt Securities will be issued under one or more indentures (each, a “Trust Indenture”), in each case between Nicola and a financial institution or trust company organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee (each, a “Trustee”).
The applicable Trust Indenture will not limit the aggregate principal amount of Debt Securities that may be issued under such Trust Indenture and will not limit the amount of other indebtedness that the Company may incur. The applicable Trust Indenture will provide that Nicola may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the Company.
Nicola may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of Debt Securities may be reopened for issuance of additional Debt Securities of such series. The applicable Trust Indenture will also permit the Company to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.
Any Prospectus Supplement for Debt Securities supplementing this Prospectus will contain the specific terms and other information with respect to the Debt Securities being offered thereby, including, but not limited to, the following:
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the designation, aggregate principal amount and authorized denominations of such Debt Securities;

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the price or prices at which the Debt Securities will be issued;

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the percentage of principal amount at which the Debt Securities will be issued;

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whether payment on the Debt Securities will be senior or subordinated to other liabilities or obligations of the Company;

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the date or dates, or the methods by which such dates will be determined or extended, on which the Company may issue the Debt Securities and the date or dates, or the methods by which such dates will be determined or extended, on which the Company will pay the principal and any premium on the Debt Securities and the portion (if less than the principal amount) of Debt Securities to be payable upon a declaration of acceleration of maturity;

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whether the Debt Securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which the Company will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

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the place or places the Company will pay the principal, premium, if any, and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer or exchange;

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whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deducting for Canadian tax purposes with respect to the Debt Securities, and whether and on what terms the Company will have the option to redeem the Debt Securities rather than pay the additional amounts;

•
whether the Company will be obligated to redeem or repurchase the Debt Securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder, and the terms and conditions of such redemption;

•
whether the Company may redeem the Debt Securities at its option and the terms and conditions of any such redemption;

•
the denominations in which the Company will issue any registered and unregistered Debt Securities;

•
the currency or currency Units for which Debt Securities may be purchased and the currency or currency Units in which the principal and any interest is payable (in either case, if other than Canadian dollars) or if payments on the Debt Securities will be made by delivery of Common Shares or other property;

•
whether payments on the Debt Securities will be payable with reference to any index or formula;

•
if applicable, the ability of the Company to satisfy all or a portion of any redemption of the Debt Securities, any payment of any interest on such Debt Securities or any repayment of the principal owing upon the maturity of such Debt Securities through the issuance of Securities or of any other entity, and any restriction(s) on the persons to whom such securities may be issued;

•
whether the Debt Securities will be issued as Global Securities (defined herein) and, if so, the identity of the Depositary (defined herein) for the global securities;

•
whether the Debt Securities will be issued as unregistered securities (with or without coupons), registered securities or both;

•
the periods and the terms and conditions, if any, upon which the Company may redeem the Debt Securities prior to maturity and the price or prices of which, and the currency or currency Units in which, the Debt Securities are payable;

•
any events of default or covenants applicable to the Debt Securities;

•
any terms under which Debt Securities may be defeased, whether at or prior to maturity;

•
whether the holders of any series of Debt Securities have special rights if specified events occur;

•
the terms, if any, for any conversion or exchange of the Debt Securities for any other Securities;

•
if applicable, any transfer restrictions in respect of Disqualified Holders, as defined in securities laws, or otherwise;

•
rights, if any, on a change of control;

•
provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities;

•
the Trustee under the Trust Indenture pursuant to which the Debt Securities are to be issued;

•
whether the Company will undertake to list the Debt Securities of the series on any securities exchange or automated interdealer quotation system; and

•
any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

Nicola reserves the right to include in a Prospectus Supplement specific terms pertaining to the Debt Securities which are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Debt Securities.
Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require the Company to repurchase the Debt Securities and there will be no increase in the interest rate if the Company becomes involved in a highly leveraged transaction or has a change of control.
Nicola may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. The Company may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, Nicola will describe certain Canadian federal income tax consequences and other special considerations in the applicable Prospectus Supplement.
Unless otherwise indicated in the applicable Prospectus Supplement, the Company may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.
Original purchasers of Debt Securities which are convertible into or exchangeable for other securities of Nicola will be granted a contractual right of rescission against the Company in respect of the purchase and conversion or exchange of such Debt Security. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the Debt Security and the amount paid upon conversion or exchange, upon surrender of the underlying Securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion or exchange takes place within 180 days of the date of the purchase of the convertible or exchangeable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible or exchangeable security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission in Section 131 of the Securities Act (British Columbia) and is in addition to any other right or remedy available to original purchasers in Section 131 of the Securities Act or otherwise at law.
Ranking and Other Indebtedness
Unless otherwise indicated in an applicable Prospectus Supplement, the Debt Securities will be direct unsecured obligations of Nicola. The Debt Securities will be senior or subordinated indebtedness of the Company as described in the applicable Prospectus Supplement. If the Debt Securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of Nicola from time to time issued and outstanding which is not subordinated. If the Debt Securities are subordinated indebtedness, they will be subordinated to senior indebtedness of Nicola as described in the applicable Prospectus Supplement, and they will rank equally and rateably with other subordinated indebtedness of the Company from time to time issued and outstanding as described in the applicable Prospectus Supplement. The Company reserves the right to specify in a Prospectus Supplement whether a particular series of subordinated Debt Securities is subordinated to any other series of subordinated Debt Securities.
The board of directors of the Company may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior or will be subordinated to the prior payment of the Company’s other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed and the nature and priority of any Security.
Registration of Debt Securities
Debt Securities in Book Entry Form
Unless otherwise indicated in an applicable Prospectus Supplement, Debt Securities of any series may be issued in whole or in part in the form of one or more global securities (“Global Securities”) registered in the name of a designated clearing agency (each, a “Depositary”) or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Trust Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will, to the extent not described herein, be described in the Prospectus Supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.
Upon the issuance of a Global Security, the Depositary or its nominee will credit, in its book-entry and registration system, the respective principal amounts of the Debt Securities represented by the Global Security to the accounts of such participants that have accounts with the Depositary or its nominee (collectively, “Participants”). Such accounts are typically designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold beneficial interests through Participants. With respect to the interests of Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by the Depositary or its nominee. With respect to the interests of persons other than Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by Participants or persons that hold through Participants.
So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Trust Indenture and payments of principal, premium, if any, and interest, if any, on the Debt Securities represented by a Global Security will be made by Nicola to the Depositary or its nominee. The Company expects that the Depositary or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. Nicola also expects that payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of such Participants.
Conveyance of notices and other communications by the Depositary to direct Participants, by direct Participants to indirect Participants and by direct and indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of Debt Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Debt Securities, such as redemptions, tenders, defaults and proposed amendments to the Trust Indenture.
Owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their respective names, will not receive or be entitled to receive physical delivery of such Debt Securities in certificated non-book-entry form, and will not be considered the owners or holders thereof under the applicable Trust Indenture, and the ability of a holder to pledge a Debt Security or otherwise take action with respect to such holder’s interest in a Debt Security (other than through a Participant) may be limited due to the lack of a physical certificate.
No Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless: (i) the Depositary is no longer willing or able to properly discharge its responsibilities as Depositary and Nicola is unable to locate a qualified successor; (ii) Nicola at its option elects, or is required by law, to terminate the book-entry system through the Depositary or the book-entry system ceases to exist; or (iii) if provided for in the Trust Indenture, after the occurrence of an event of default thereunder (provided the Trustee has not waived the event of default in accordance with the terms of the Trust Indenture), Participants acting on behalf of beneficial holders representing, in aggregate, a threshold percentage of the aggregate principal amount of the Debt Securities then outstanding advise the Depositary in writing that the continuation of a book-entry system through the Depositary is no longer in their best interest.
If one of the foregoing events occurs, such Global Security shall be exchanged for certificated non-book-entry Debt Securities of the same series in an aggregate principal amount equal to the principal amount of such Global Security and registered in such names and denominations as the Depositary may direct.
Nicola, any underwriters, dealers or agents and any Trustee identified in an accompanying Prospectus Supplement, as applicable, will not have any liability or responsibility for (i) records maintained by the Depositary relating to beneficial ownership interests in the Debt Securities held by the Depositary or the book-entry accounts maintained by the Depositary; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interests; or (iii) any advice or representation made by or with respect to the Depositary and contained in this Prospectus or in any Prospectus Supplement or Trust Indenture with respect to the rules and regulations of the Depositary or at the direction of Participants.

Unless otherwise stated in the applicable Prospectus Supplement, CDS Clearing and Depository Services Inc. or its successor will act as Depositary for any Debt Securities represented by a Global Security.
Debt Securities in Certificated Form
A series of the Debt Securities may be issued in definitive form, solely as registered Securities, solely as unregistered Securities or as both registered Securities and unregistered Securities. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered Securities will have interest coupons attached.
In the event that the Debt Securities are issued in certificated non-book-entry form, and unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities (other than a Global Security) will be made at the office or agency of the Trustee or, at the option of the Company, by the Company by way of cheque mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or electronic funds wire or other transmission to an account of the person entitled to receive such payments. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by the Company.
At the option of the holder of Debt Securities, registered Securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable Prospectus Supplement, unregistered Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such an event, unregistered Securities surrendered in a permitted exchange for registered Securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Trust Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered Securities will not be issued in exchange for registered Securities. The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Except for certain restrictions to be set forth in the Trust Indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, but the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.
DENOMINATIONS, REGISTRATION AND TRANSFER
The securities (other than Depositary Shares) will be issued in fully registered form without coupons attached in either global or definitive form and in denominations and integral multiples as set out in the applicable Prospectus Supplement (unless otherwise provided with respect to a particular series of debt securities pursuant to the provisions of the applicable indenture, as supplemented by a supplemental indenture). Other than in the case of book-entry only securities, securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by the Company for such purpose with respect to any issue of securities referred to in the Prospectus Supplement. No service charge will be made for any transfer, conversion or exchange of the securities, but we may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a Prospectus Supplement refers to any registrar or transfer agent designated by the Company with respect to any issue of securities, we may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.
In the case of book-entry only securities, a global certificate or certificates representing the securities will be held by a designated depository for its participants. The securities must be purchased or transferred through such participants, which includes securities brokers and dealers, banks and trust companies. The depository will establish and maintain book-entry accounts for its participants acting on behalf of holders of the securities. The interests of such holders of securities will be represented by entries in the records maintained by the participants. Holders of securities issued in book-entry only form will not be entitled to receive a certificate or other instrument evidencing their ownership thereof, except in limited circumstances. Each holder will receive a customer confirmation of purchase from the participants from which the securities are purchased in accordance with the practices and procedures of that participant.
Details concerning the registration and transfer of Depositary Shares will be provided in the prospectus supplement for Common Shares represented by Depositary Shares, if applicable.
PLAN OF DISTRIBUTION
Nicola may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, the purchase price or prices of the Securities and the proceeds to the Company from the sale of the Securities. Only those underwriters, dealers or agents named in a Prospectus Supplement will be the underwriters, dealers or agents in connection with the Securities offered thereby.
The Securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions deemed to be “at the market distributions” as defined in Canadian National Instrument 44-102 — Shelf Distributions, including sales made directly on the TSXV or other existing markets for the Securities. Additionally, this Prospectus and any Prospectus Supplement may also cover the initial resale of the Securities purchased pursuant thereto. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.
In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.
Unless otherwise specified in a Prospectus Supplement, there is no market through which the Company’s Warrants or Subscription Receipts may be sold and you may not be able to resell any such Securities purchased under this Prospectus or any Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Securities (excluding any Common Shares) will not be listed on any securities exchange. This may affect the pricing of such Securities on the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.
In connection with the sale of Securities, underwriters, dealers and agents may receive compensation from the Company or from purchasers of the Securities from whom they may act as agents in the form of discounts, concessions or commissions. Any such commissions will be paid out of the Company’s general funds. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.
Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Depositary Shares will not be offered or sold in Canada.
CERTAIN INCOME TAX CONSIDERATIONS
Owning any of the Company’s Securities may subject you to tax consequences in Canada.
Although the applicable Prospectus Supplement may describe certain Canadian federal income tax consequences of the acquisition, ownership and disposition of any Securities offered under this Prospectus by an initial investor, the Prospectus Supplement may not describe these tax consequences fully. You should consult your own tax advisor with respect to your particular circumstances.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The auditors of the Company are Davidson & Company LLP, Chartered Professional Accountants, located at 609 Granville St #1200, Vancouver, British Columbia, V6E 4T5.
The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc., located at 510 Burrard Street, 3rd Floor, Street, Vancouver, British Columbia, V6C 3B9.
EXPERTS
Names of Experts
Kevin Wells, P. Geo., and James N Gray, P. Geo are the named persons responsible for the preparation of the Technical Report, and at the date of that report were “qualified persons”, and all were independent, as defined in NI 43-101.
Interests of Experts
Based on information provided by the experts named above, none of the experts above, when or after they prepared the statement, report or valuation, has received any registered or beneficial interests, direct or indirect, in any securities or other property of the Company or of one of the Company’s associates or affiliates (based on information provided to the Company by the experts) or is or is expected to be elected, appointed or employed as a director, officer or employee of the Company or of any associate or affiliate of the Company.
ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS OR COMPANIES
The following directors of the Company reside outside of Canada and each has appointed the agent listed below for service of process in Canada:
Name of Person	Name and Address of Agent
Frank Högel Director	Cozen O’Connor LLP Bentall 5, 550 Burrard St., Suite 2501 Vancouver, BC V6C 2B5
Brent Omland Director	Cozen O’Connor LLP Bentall 5, 550 Burrard St., Suite 2501 Vancouver, BC V6C 2B5
Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, or resides outside of Canada, even if the party has appointed an agent for service of process.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been or will be filed or furnished with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of Davidson & Company LLP; and (iv) the consent of each expert listed in the exhibit index of the

Registration Statement. A copy of the form of Warrant Indenture or Warrant agency agreement, the Subscription Receipt Agreement, the Trust Indenture or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.
PURCHASERS’ CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION
Original purchasers of Warrants (if offered separately) and Subscription Receipts will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Warrant and Subscription Receipt, as the case may be. The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the Warrant or Subscription Receipt, as the case may be, the amount paid upon conversion, exchange or exercise upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the convertible, exchangeable or exercisable security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.
PURCHASERS’ STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION
Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may only be exercised within two business days after receipt or deemed receipt of a Prospectus, the accompanying Prospectus Supplement relating to securities purchased by a purchaser and any amendment thereto. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or damages if the Prospectus, the accompanying Prospectus Supplement relating to securities purchased by a purchaser and any amendment thereto contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.
Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the convertible, exchangeable or exercisable security that was purchased under a prospectus, and therefore a further payment at the time of conversion, exchange or exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult with a legal advisor.

CERTIFICATE OF NICOLA MINING INC.
Dated: January 29, 2026
This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of the provinces of British Columbia, Alberta and Ontario.
“Peter Espig” PETER ESPIG President, Chief Executive Officer, and Director	“Sam Wong” SAM WONG Chief Financial Officer
ON BEHALF OF THE BOARD OF DIRECTORS
“Paul Johnston” PAUL JOHNSTON Director	“Malcolm Swallow” MALCOLM SWALLOW Director

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Division 5 of Part 5 of the British Columbia Business Corporations Act (the “BCBCA”) provides that a corporation may (a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable and (b) after the final disposition of an eligible proceeding, pay the expenses (not including judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.
An “eligible party” means an individual who (a) is or was a director or officer of the corporation, (b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the corporation, or (ii) at the request of the corporation, or (c) at the request of the corporation, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity. An “eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.
A corporation must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.
A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided the corporation first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited, the eligible party will repay the amounts advanced.
A corporation must not indemnify an eligible party or pay the expenses of an eligible party if any of the following circumstances apply:
•
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the corporation was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation or the associated corporation, as the case may be;

•
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the corporation or by or on behalf of an associated corporation, the corporation must not (a) indemnify the eligible party in respect of the proceeding or (b) pay the expenses of the eligible party in respect of the proceeding.
A corporation may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation.
The Registrant’s articles provide that the Registrant’s directors must cause the Registrant to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the BCBCA and each director is deemed to have contracted with the Registrant on this term.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

EXHIBITS
Exhibit Number	Description
4.1*	the management information circular dated June 10, 2025
4.2*	the annual information form dated September 22, 2025 for the year ended December 31, 2024
4.3*	the amended and restated audited consolidated financial statements for the years ended December 31, 2024 and 2023, together with the notes thereto and the independent auditor’s report thereon
4.4*	The amended and restated management’s discussion and analysis of the results of operations and financial condition for the years ended December 31, 2024 and 2023
4.5*	the amended and restated interim consolidated financial statements for the three and nine months ended September 30, 2025 and 2024
4.6*	the amended and restated management’s discussion and analysis of the results of operations and financial condition of for the nine months ended September 30, 2025 and 2024
4.7*	the material change report dated January 14, 2025
4.8*	the material change report dated March 13, 2025
4.9*	the material change report dated July 23, 2025
4.10*	the material change report dated September 25, 2025
4.11	The material change report dated October 9, 2025
5.1*	Consent of Davidson & Company LLP
5.2*	Consent of Kevin Wells
5.3*	Consent of James N Gray
6.1*	Power of Attorney (included on the signature page of this registration statement)
107*	Calculation of Filing Fee Table

*
Filed herewith.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1.   Undertaking
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “SEC”) staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.
Item 2.   Consent to Service of Process
Concurrent with the filing of the Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.
Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 29th day of January, 2026.
NICOLA MINING INC.
By:
/s/ Peter Espig

Name:
Peter Espig

Title:
President, Chief Executive Officer and Director

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Peter Espig as the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments to this registration statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ Peter Espig Peter Espig
President, Chief Executive Officer and Director (Principal Executive Officer) Date: January 29, 2026
/s/ Sam Wong Sam Wong Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) Date: January 29, 2026
/s/ Frank Hogel Frank Hogel Director Date: January 29, 2026
/s/ Paul Johnson Paul Johnston Director Date: January 29, 2026

/s/ Malcolm Swallow Malcolm Swallow Director January 29, 2026
/s/ Brent Omland Brent Omland
Authorized Representative in the United States and Director Date: January 29, 2026